SUBADVISORY AGREEMENT

         SUBADVISORY AGREEMENT made as of the ______ day of ______________, 2000 by and between PIONEER INVESTMENT MANAGEMENT, INC., a Delaware corporation with its principal place of business at 60 State Street, Boston, Massachusetts 02109 (the "Manager"), and ____________________________________, a
____________________________________ with its principal place of business at
____________________________________ (the "Subadviser").

                               W I T N E S S E T H

         WHEREAS, pursuant to authority granted to the Manager by the Board of Trustees of the PIONEER VARIABLE CONTRACTS TRUST PIONEER S&P 500 INDEX VCT PORTFOLIO (the "Fund") and pursuant to the provisions of the Management Contract dated as of ___________________, 2000 between the Manager and the Fund (the "Management Contract"), the Manager has selected the Subadviser to act as a sub-investment adviser of the Fund and to provide certain other services, as more fully set forth below, and to perform such services under the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, it is agreed as follows:

         1.       THE SUBADVISER'S SERVICES.

         (a) The Subadviser shall act as investment adviser with respect to such portion of the Fund's assets as the Manager designates from time to time. In such capacity, the Subadviser will manage the investment and reinvestment of the assets of the Fund, continuously review and analyze the investments in the Fund's portfolio and furnish reports to the Manager regarding such investments.

         The Subadviser shall use its best efforts to ensure that any purchases and sales of portfolio securities are in compliance with the provisions of the Fund's Declaration of Trust and By-laws, the Investment Company Act of 1940, as amended (the "1940 Act"), and the investment objectives, policies and restrictions (including, without limitation, the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended, for qualification as a regulated investment company) of the Fund, as each of the same shall be from time to time in effect as set forth in the Fund's then current Prospectus and Statement of Additional Information, or any investment guidelines or other instructions received in writing from the Manager, and subject further to such policies and instructions as the Manager may from time to time establish and deliver to the Subadviser. Notwithstanding the foregoing, pursuant to the terms of the Management Contract, the Manager is solely responsible for the day-to-day management of the Fund's investment portfolio and for ensuring that the Fund's investments comply with the Fund's Declaration of Trust and By-laws, the 1940 Act and the investment objectives, policies and restrictions of the Fund.

         (b) The Subadviser shall not be responsible for the provision of administrative, bookkeeping or accounting services to the Fund, except as otherwise provided herein or as may be necessary for the Subadviser to supply to the Manager, the Fund or its Trustees the information required to be supplied under this Agreement.

         (c) The Subadviser shall maintain separate books and detailed records of all matters pertaining to the Fund (the "Fund's Books and Records"). The Fund's Books and Records shall be


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available to the Manager at any time upon request and shall be available for telecopying without delay to the Manager during any day the Fund is open for business.

         (d) The Subadviser shall ensure that its Access Persons (as defined in the Fund's Code of Ethics) comply in all respects with the Fund's Code of Ethics, as in effect from time to time.

         (e) The Subadviser shall inform the Manager and the Fund's Trustees on a current basis of changes in investment strategy or tactics or in key personnel. The Subadviser will make its officers and employees available to meet with the Fund's Trustees at least annually on due notice to review the investments of the Fund in light of current and prospective economic and market conditions.

         (f) From time to time as the Manager or the Trustees of the Fund may reasonably request, the Subadviser shall furnish to the Manager and to each of the Fund's Trustees written reports on securities held by the Fund, all in such detail as the Manager or the Trustees may reasonably request.

         (g) It shall be the duty of the Subadviser to furnish to the Trustees of the Fund such information as may reasonably be necessary in order for the Trustees to evaluate this Agreement or any proposed amendments thereto for the purposes of casting a vote pursuant to Section 9 hereof.

         2. ALLOCATION OF CHARGES AND EXPENSES. The Subadviser will bear its own costs of providing services hereunder. Other than as herein specifically indicated, the Subadviser shall not be responsible for the Fund's or the Manager's expenses, including brokerage and other expenses incurred in placing orders for the purchase and sale of securities. Specifically, the Subadviser will not be responsible for expenses of the Fund or the Manager, as the case may be, including, but not limited to, the following: (i) charges and expenses for determining from time to time the value of the Fund's net assets and the keeping of its books and records and related overhead; (ii) the charges and expenses of auditors; (iii) the charges and expenses of any custodian, transfer agent, plan agent, dividend disbursing agent and registrar appointed by the Fund; (iv) brokers' commissions and issue and transfer taxes chargeable to the Fund in connection with securities transactions to which the Fund is a party; (v) insurance premiums, interest charges, dues and fees for membership in trade associations and all taxes and corporate fees payable by the Fund to federal, state or other governmental agencies; (vi) fees and expenses involved in registering and maintaining registrations of the Fund and/or its shares with the Securities and Exchange Commission (the "Commission"), state or blue sky securities agencies and foreign countries, including the preparation of Prospectuses and Statements of Additional Information for filing with the Commission; (vii) all expenses of shareholders' and Trustees' meetings and of preparing, printing and distributing prospectuses, notices, proxy statements and all reports to shareholders and to governmental agencies; (viii) charges and expenses of legal counsel to the Fund and the Trustees; (ix) distribution fees paid by the Fund in accordance with Rule 12b-1 promulgated by the Commission pursuant to the 1940 Act; and (x) compensation and expenses of Trustees of the Fund. The Fund or the Manager, as the case may be, shall reimburse the Subadviser for any such expenses or other expenses of the Fund or the Manager, as may be reasonably incurred by such Subadviser on behalf of the Fund or the Manager. The Subadviser shall keep and supply to the Fund and the Manager adequate records of all such expenses.

         3. BROKERAGE. The Subadviser shall place all orders for the purchase and sale of portfolio securities for the account of the Fund with broker-dealers selected by the Subadviser. In executing portfolio transactions and selecting broker-dealers, the Subadviser will use its best efforts to seek best execution on behalf of the Fund. In assessing the best execution available for any transaction, the Subadviser shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker-dealer, and the


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


reasonableness of the commission, if any (all for the specific transaction and on a continuing basis). In evaluating the best execution available, and in selecting the broker-dealer to execute a particular transaction, the Subadviser may also consider the brokerage and research services (as those terms are used in Section 28(e) of the Securities Exchange Act of 1934) provided to the Fund and/or other accounts over which the Subadviser or an affiliate of the Subadviser exercises investment discretion. The Subadviser is authorized to pay a broker-dealer which provides such brokerage and research services a commission for executing a portfolio transaction for the Fund that is in excess of the amount of commission another broker-dealer would have charged for effecting that transaction if, but only if, the Subadviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer viewed in terms of that particular transaction or in terms of all of the accounts over which investment discretion is so exercised.

         4. INFORMATION SUPPLIED BY THE MANAGER. The Manager shall provide the Subadviser with the Fund's Declaration of Trust, By-laws, Prospectus and Statement of Additional Information, and instructions, as in effect from time to time; and the Subadviser shall have no responsibility for actions taken in reliance on any such documents.

         5. REPRESENTATIONS, WARRANTIES AND COVENANTS. The Subadviser represents and warrants to the Manager that it is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act") and covenants that it will remain so registered for the duration of this Agreement.

         The Subadviser has reviewed the Registration Statement, and any amendments or supplements thereto, of the Fund as filed with the Commission and represents and warrants that with respect to disclosure about the Subadviser or information relating directly or indirectly to the Subadviser, such Registration Statement, amendment and/or supplement contains, as of the date thereof, no untrue statement of any material fact and does not omit any statement of material fact which was required to be stated therein or necessary to make the statements contained therein not misleading.

         Except as otherwise provided in Section 1(a) hereof, the Subadviser agrees to comply with the requirements of the 1940 Act and the Advisers Act and the respective rules and regulations thereunder, as applicable, as well as with all other applicable federal and state laws, rules, regulations and case law that relate to the services and relationships described hereunder, and with the provisions of the Registration Statement, as amended or supplemented, of the Fund.

         6. SUBADVISER'S COMPENSATION. The Manager shall pay to the Subadviser, as compensation for the Subadviser's services hereunder, an annual fee as follows:

                                                                       Fee as a Percentage of Average
         AVERAGE AGGREGATE DAILY NET ASSETS OF FUND                    AGGREGATE DAILY NET ASSETS

Notwithstanding the above, the Manager agrees to pay to the Subadviser a minimum annual fee of $100,000.

         The fee payable to the Subadviser shall be computed daily and paid monthly in arrears. The Fund shall have no responsibility for any fee payable to the Subadviser.


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


         The Subadviser agrees to waive the minimum fee payable during the first year of this Agreement and to waive one-half of the minimum fee payable during the second year of this Agreement.

         The method for determining net assets of the Fund for purposes hereof shall be the same as the method for determining net assets for purposes of establishing the offering and redemption prices of Fund shares as described in the Fund's Prospectus. If this Agreement shall be effective for only a portion of a month, the aforesaid fee shall be prorated for that portion of such month during which this Agreement is in effect.

         7. INDEPENDENT CONTRACTOR. In the performance of its duties hereunder, the Subadviser is and shall be an independent contractor and, unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Fund or the Manager in any way or otherwise be deemed to be an agent of the Fund or of the Manager.

         8. ASSIGNMENT AND AMENDMENTS. This Agreement shall automatically terminate, without the payment of any penalty, in the event of (i) its assignment, including any change in control of the Manager or the Subadviser, or
(ii) in the event of the termination of the Management Contract; provided that such termination shall not relieve the Manager or the Subadviser of any liability incurred hereunder.

         The terms of this Agreement may be amended at any time by an instrument in writing executed by both parties hereto or their respective successors, provided that with regard to amendments of substance such amendment shall have been first approved by the affirmative vote of a majority of the outstanding voting securities of the Fund and also approved by the affirmative vote of a majority of Trustees of the Fund voting in person, including a majority of the Trustees who are not interested persons of the Fund, the Manager or the Subadviser, at a meeting called for the purpose of voting on such change.

         9. DURATION AND TERMINATION. This Agreement shall become effective as of the date first above written and shall remain in full force and effect continually thereafter unless terminated automatically as set forth in Section 8 hereof or until terminated as follows:

         (a) The Manager may at any time terminate this Agreement by not more than sixty (60) days' nor less than thirty (30) days' written notice delivered or mailed by registered mail, postage prepaid, to the Subadviser. In addition, the Fund may cause this Agreement to terminate either (i) by vote of its Trustees or (ii) by the affirmative vote of a majority of the outstanding voting securities of the Fund;

         (b) The Subadviser may at any time terminate this Agreement by not more than sixty (60) days' nor less than thirty (30) days' written notice delivered or mailed by registered mail, postage prepaid, to the Manager; or

         (c) This Agreement shall automatically terminate on ______________ of any year, beginning on ________________, 20__, in which its terms and renewal shall not have been approved by (i) a majority vote of the Trustees of the Fund voting in person, including a majority of the Trustees who are not interested persons of the Fund, the Manager or the Subadviser, at a meeting called for the purpose of voting on such approval or (ii) the affirmative vote of a majority of the outstanding voting securities of the Fund; provided, however, that if the continuance of this Agreement is submitted to the shareholders of the Fund for their approval and such shareholders fail to approve such continuance of this Agreement as provided herein, the Subadviser may continue to serve hereunder as to the Fund in a manner consistent with the 1940 Act and the rules and regulations thereunder.


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


         Termination of this Agreement pursuant to this Section shall be without payment of any penalty.

         In the event of termination of this Agreement for any reason, the Subadviser shall, immediately upon notice of termination or on such later date as may be specified in such notice, cease all activity on behalf of the Fund and with respect to any of its assets, except as expressly directed by the Manager. In addition, the Subadviser shall deliver the Fund's Books and Records to the Manager by such means and in accordance with such schedule as the Manager shall direct and shall otherwise cooperate, as reasonably directed by the Manager, in the transition of portfolio asset management to any successor of the Subadviser, including the Manager.

         10. CERTAIN DEFINITIONS. For the purposes of this Agreement:

         (a) "Affirmative vote of a majority of the outstanding voting securities of the Fund" means the affirmative vote, at an annual or special meeting of shareholders of the Fund, duly called and held, (i) of 67% or more of the shares of the Fund present (in person or by proxy) and entitled to vote at such meeting, if the holders of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting are present (in person or by proxy), or
(ii) of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting, whichever is less.

         (b) "Interested persons" and "Assignment" shall have their respective meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the Commission under the 1940 Act.

         11. LIABILITY AND INDEMNIFICATION. In the absence of willful misfeasance, bad faith or gross negligence on the part of the Subadviser, or of reckless disregard of its obligations and duties hereunder (collectively, "Malfeasance"), the Subadviser shall not be subject to any liability to the Manager or the Fund, to any shareholder of the Fund, or to any person, firm or organization, for any act or omission in the course of, or connected with, rendering services hereunder. Nothing herein, however, shall derogate from the Subadviser's obligations under federal and state securities laws (collectively, the "Securities Laws").

         The Manager shall indemnify the Subadviser for all liabilities and related costs, including reasonable attorney's fees, which the Subadviser may sustain in connection with the discharge without Malfeasance or negligence of its obligations hereunder and in accordance with the Securities Laws. The Subadviser shall indemnify the Manager and the Fund for all liabilities and related costs, including reasonable attorney's fees, which either of them may sustain as a result of the Subadviser's Malfeasance or violation of the Securities Laws.

         12. ENFORCEABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

         13. LIMITATION OF LIABILITY. The parties to this Agreement acknowledge and agree that all litigation arising hereunder, whether direct or indirect, and of any and every nature whatsoever shall be satisfied solely out of the assets of the Fund and that no Trustee, officer or holder of shares of beneficial interest of the Fund shall be personally liable for any of the foregoing liabilities. The Fund's Certificate of Trust, as amended from time to time, is on file in the Office of the Secretary of State of the State of


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


Delaware. Such Certificate of Trust and the Fund's Declaration of Trust describe in detail the respective responsibilities and limitations on liability of the Trustees, officers, and holders of shares of beneficial interest.

         14. JURISDICTION. This Agreement shall be governed by and construed in accordance with the substantive laws of The Commonwealth of Massachusetts and the Subadviser consents to the jurisdiction of courts, both state or federal, in Boston, Massachusetts, with respect to any dispute under this Agreement.

         15. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed on their behalf by their duly authorized officers as of the date first above written.

ATTEST:                               PIONEER INVESTMENT MANAGEMENT, INC.



_______________________________       By:______________________________________
                                         Name:
                                         Title:


ATTEST:                               ___________________________________



_______________________________       By:______________________________________
                                         Name:
                                         Title:


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